As filed with the Securities and Exchange Commission on May 30, 2023

Registration No. 333-213072

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1072256 (I.R.S. Employer Identification Number)
3950 South Country Club Road, Suite 470 Tucson, Arizona 85714 (Address of principal executive offices, including zip code)

Accelerate Diagnostics, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Jack Phillips

President and Chief Executive Officer

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Daniel M. Mahoney

Joshua Schneiderman

Snell & Wilmer L.L.P.

One East Washington Street, Suite 2700

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 11, 2016, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-8 (File No. 333-213072) (the “Registration Statement”) registering 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, to be issued to participants under the Accelerate Diagnostics, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”). On February 21, 2023, the Company terminated the ESPP and, accordingly, this Post-Effective Amendment No. 1 to Form S-8 is being filed by the Company in order to deregister all Shares that were registered under the Registration Statement and remain unsold under the ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on May 25, 2023.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Jack Phillips
Name:	Jack Phillips
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Phillips Jack Phillips	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2023
/s/ David Patience David Patience	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 25, 2023
/s/ Hany Massarany Hany Massarany	Chairman of the Board of Directors	May 26, 2023
/s/ Marran H. Ogilvie Marran H. Ogilvie	Director	May 25, 2023
/s/ Wayne Burris Wayne Burris	Director	May 26, 2023
/s/ Louise Francesconi Louise Francesconi	Director	May 26, 2023
/s/ John Patience John Patience	Director	May 25, 2023
/s/ Jack Schuler Jack Schuler	Director	May 25, 2023
/s/ Matthew W. Strobeck, Ph.D. Matthew W. Strobeck, Ph.D.	Director	May 26, 2023
/s/ Jenny Regan Jenny Regan	Director	May 25, 2023
/s/ Mark Black Mark Black	Director	May 25, 2023